                                  BY-LAW NO. 1

                       A by-law relating generally to the
                   transaction of the business and affairs of

                          OLYMPUS PACIFIC MINERALS INC.
                               (the "Corporation")

                                    CONTENTS
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                            ARTICLE 1 INTERPRETATION

1.1  DEFINITIONS -

     (a)  In the by-laws of the Corporation

          (i)    "ACT" means the Canada Business Corporations Act and the
                 Regulations, and any statute that may be substituted therefor, as from time to time amended, and any reference to a particular provision of the Act shall be deemed also to be a reference to any

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                 similar provision resulting from the amendment or replacement thereof;

          (ii)   "APPOINT" includes "elect" and vice-versa;

          (iii)  "ARTICLES" means the "articles" as defined in the Act;

          (iv)   "BOARD" means the board of directors of the Corporation;

          (v)    "BY-LAWS" means this by-law as amended or restated and all other by-laws of the Corporation from time to time in force and effect;

          (vi)   "CHAIRPERSON" means the Chairperson of the Board;

          (vii)  "CONTRACTS, DOCUMENTS OR INSTRUMENTS IN WRITING" include, without limitation, deeds, mortgages, hypothecs, charges,
                 conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings;

          (viii) "MEETING OF SHAREHOLDERS" includes an annual meeting of shareholders and a special meeting of shareholders; "SPECIAL
                 MEETING OF SHAREHOLDERS" means a meeting of any class or
                 classes of shareholders and/or a special meeting of all
                 shareholders entitled to vote at an annual meeting of
                 shareholders;

          (ix)   "REGULATIONS" means the Canada Business Corporations Act
                 Regulations;

          (x)    "SIGNING OFFICER" means, in relation to any contracts,
                 documents or instruments in writing, any person authorized to sign the same on behalf of the Corporation pursuant to section
                 2.2 or any resolution passed pursuant thereto and, with respect to certificates for shares of the Corporation, means any person authorized to sign the same on behalf of the Corporation
                 pursuant to section 7.6; and

          (xi)   "UNANIMOUS SHAREHOLDER AGREEMENT" means an otherwise lawful written agreement among all the shareholders of the
                 Corporation, or among all the shareholders and one or more persons who are not shareholders or a written declaration of a person who is the beneficial owner of all the issued shares of the Corporation, that restricts, in whole or in part, the
                 powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as from time to time amended.

     (b)  Terms defined in the Act and used herein but not otherwise defined herein, shall have the same meaning herein as in the Act.

1.2  GENDER AND NUMBER - In the by-laws, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

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1.3  REFERENCES - The terms "herein", "hereof", "hereby" and similar expressions refer to the by-laws and not to any particular section or other portion hereof. Any reference to an article, section, subsection or paragraph shall be construed as a reference to an article, section, subsection or paragraph of the by-laws unless the context otherwise requires.

1.4  HEADINGS - The division of this by-law into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5  UNANIMOUS SHAREHOLDER AGREEMENT AND ARTICLES GOVERN - Notwithstanding any
     provision of the by-laws, where any such provision conflicts with a
     Unanimous Shareholder Agreement or the Articles, the Unanimous Shareholder
     Agreement or Articles, as the case may be, shall govern.

                     ARTICLE 2 BUSINESS OF THE CORPORATION

2.1  FINANCIAL YEAR - The financial year of the Corporation shall end on such date as determined by the Board from time to time.

2.2  EXECUTION OF INSTRUMENTS - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by:

     (a)  any one of the Chairman of the Board, the President, the Managing
          Director, a director or a Vice-President together with any one of the
          Secretary, the Treasurer, the Secretary-Treasurer, an Assistant
          Secretary, and an Assistant Secretary-Treasurer; or

     (b)  any two directors; or

     (c)  any one of the aforementioned officers together with any one director.

     In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or any class of instruments may or shall be signed on behalf of the Corporation. If at any time there shall be authorized only one director of the Corporation, then documents or instruments requiring the corporate seal may be signed by such sole director, acting alone.

2.3  VOTING RIGHTS IN OTHER BODIES CORPORATE - The Signing Officers of the
     Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the
     Board may from time to time by resolution direct the manner in which and the person or persons by whom any particular voting right or class of voting rights may or shall be exercised.

2.4  BANKING ARRANGEMENTS - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or

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     organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe.

2.5  DIVISIONS - The Board may cause the business and operations of the
     Corporation or any part thereof to be divided into one or more divisions upon such basis as may be considered appropriate in each case, including without limitation types of business or operations, geographical territories, product lines or goods or services. In connection with any such division the Board or, subject to any direction by the Board, the chief executive officer may authorize from time to time, upon such basis as may be considered appropriate in each case:

     (a)  SUBDIVISION AND CONSOLIDATION - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

     (b)  NAME - the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation, provided that the Corporation shall set out its name in legible characters in all places required by law; and

     (c)  OFFICERS - the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officers so appointed, provided that any such officers shall not, as such, be officers of the Corporation.

                              ARTICLE 3 DIRECTORS

3.1  NUMBER OF DIRECTORS - Subject to the Act and the Articles, the number of directors shall be as determined from time to time by resolution of the directors.

3.2  QUORUM -

     (a)  Subject to subsection 3.2(b) and the Articles, a majority of the number of directors fixed or elected by the shareholders from time to time shall constitute a quorum for the transaction of business.
          Notwithstanding vacancies, a quorum of directors may exercise all the powers of the Board.

     (b)  Subject to subsection 3.2(c) and the Act, the directors of the
          Corporation shall not transact business at a meeting of the directors unless at least 25 percent of the directors present are resident
          Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian.

     (c)  Subject to the Act, the directors of the Corporation may transact business at a meeting of directors, where the number of resident
          Canadian directors required under subsection 3.2(b) is not present if

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          (i)  a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

          (ii) the required number of resident Canadian directors would have been present had that director been present at the meeting.

3.3  RESIDENCY - Subject to the Act, at least twenty-five percent of the directors of the Corporation must be resident Canadians. However, if the
     Corporation has less than four directors, at least one director must be a resident Canadian.

3.4  VACANCIES - Subject to the Act and the Articles, a quorum of the Board may fill a vacancy among the directors, howsoever arising, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the Articles. If there is not a quorum of the
     Board, or if there has been failure to elect the number or the minimum number of directors provided for in the Articles, the directors then in office shall without delay call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

3.5  PLACE OF MEETINGS - Meetings of the Board may be held at any place in or outside Canada.

3.6  MEETINGS BY TELEPHONIC, ELECTRONIC OR OTHER COMMUNICATION FACILITY - A
     director may, in accordance with the Regulations, if any, and if all the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of a telephonic, electronic or other communications facility that permits all participants to communicate adequately with each other during the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board held while a director holds office.

3.7  CALLING OF MEETINGS - Meetings of the Board shall be held from time to time and at such place as the Board, the Chair, the Managing Director, the
     President or any two directors may determine.

3.8  NOTICE OF MEETING - Notice of the time and place of each meeting of the
     Board shall be given in the manner provided in section 10.1 to each director not less than 48 hours before the time when the meeting is to be held. No notice of a meeting shall be necessary if all the directors in office are present or if those absent waive notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the
     Act requires such purpose or business to be specified.

3.9  ADJOURNED MEETING - Notice of an adjourned meeting of the Board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

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3.10 CHAIR - The chair of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: the Chairperson, Managing Director,
     President, or a Vice-President. If all such officers are absent or unable or refuse or fail to act, the directors present shall choose one of their number to be chair of the meeting.

3.11 VOTES TO GOVERN - At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

3.12 DISCLOSURE OF INTEREST - A director or officer of the Corporation shall disclose to the Corporation, in writing or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors, the nature and extent of any interest that such director or officer has in a material contract or material transaction, whether made or proposed, with the Corporation, if the director or officer:

     (a)  is a party to the contract or transaction;

     (b)  is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

     (c)  has a material interest in a party to the contract or transaction.

     Such a director shall not vote on any resolution to approve the contract or transaction except as provided by under the Act.

3.13 REMUNERATION AND EXPENSES - Subject to the Articles or any Unanimous
     Shareholder Agreement, the directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.14 FIRST MEETING OF NEW BOARD - Provided a quorum of the Board is present for the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted.

3.15 REGULAR MEETINGS - The Board may fix a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.16 RESOLUTION IN LIEU OF MEETING - A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. Any such resolution may be signed in counterparts.

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                              ARTICLE 4 COMMITTEES

4.1  COMMITTEES OF THE BOARD - The Board may appoint from their number one or more committees of directors, however designated, and delegate to any such committee any of the powers of the Board except those which, under the Act, a committee of the Board has no authority to exercise.

4.2  TRANSACTION OF BUSINESS - The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

4.3  ADVISORY BODIES - The Board may from time to time appoint such advisory bodies as it may deem advisable.

4.4  PROCEDURE - Unless otherwise determined by the Board, each committee and advisory body shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

                               ARTICLE 5 OFFICERS

5.1  APPOINTMENT - Subject to the Act, the Articles and any Unanimous
     Shareholder Agreement, the Board may from time to time appoint a
     Chairperson, a Managing Director, a President, one or more Vice-Presidents
     (to which title may be added words indicating seniority or function), a
     Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. The
     Board may specify the duties of and, in accordance with the by-laws and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 5.2 and 5.3, an officer may but need not be a director.

5.2  CHAIRPERSON - The Board may from time to time appoint a Chairperson who shall be a director. If appointed, the Chairperson shall, subject to the
     Act, the Articles, the by-laws or any Unanimous Shareholder Agreement, have such other powers and duties as the Board may specify. During the absence or disability of the Chairperson, the Chairperson's duties shall be performed and the Chairperson's powers exercised by the Managing Director, if any, or by the President.

5.3  MANAGING DIRECTOR - The Board may from time to time appoint from their number a Managing Director who shall be a resident Canadian. If appointed, the Managing Director shall, subject to the Act, the Articles, the by-laws or any Unanimous Shareholder Agreement, have such powers of the directors as may be delegated to the Managing Director by the Board.

5.4  PRESIDENT - The Board may from time to time appoint a President who shall have such powers and duties as the Board may specify.

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5.5  CHIEF EXECUTIVE OFFICER -

     (a)  The Board may by resolution designate any individual as the Chief
          Executive Officer of the Corporation and may from time to time by resolution rescind any such designation and designate another individual as the Chief Executive Officer of the Corporation. If the
          Board shall fail to designate an individual as the Chief Executive
          Officer of the Corporation or if at any time or from time to time the
          Board shall rescind any such designation without designating another individual as the Chief Executive Officer of the Corporation, the
          President shall be deemed to have been designated the Chief Executive
          Officer of the Corporation until the Board designates another individual as the Chief Executive Officer of the Corporation.

     (b)  An individual designated or deemed to have been designated as the
          Chief Executive Officer of the Corporation pursuant to subsection
          5.5(a) shall exercise general supervision over the affairs of the
          Corporation.

5.6  VICE-PRESIDENT - The Board may from time to time appoint one or more
     Vice-Presidents who shall have such powers and duties as the Board or the
     Chief Executive Officer may specify.

5.7  SECRETARY - Unless otherwise determined by the Board, the Secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board. The Secretary shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at meetings of the Board, shareholders and committees of the Board, whether or not the
     Secretary attends such meetings; the Secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; the Secretary shall be the custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the Secretary shall have such other powers and duties as the Board or the Chief Executive Officer may specify.

5.8  TREASURER - The Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safe keeping of securities and the disbursement of funds of the
     Corporation; the Treasurer shall render to the Board whenever required an account of all of the Treasurer's transactions and of the financial position of the Corporation; and the Treasurer shall have such other powers and duties as the Board or the Chief Executive Officer may specify.

5.9  COMPTROLLER - The Comptroller, if appointed, shall perform such of the duties of the Treasurer as may be prescribed by the Board and shall perform such other duties and have such additional powers as may from time to time be prescribed by the Board or the Chief Executive Officer. The Comptroller
     may also be known and designated as Controller.

5.10 POWERS AND DUTIES OF OTHER OFFICERS - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the
     Board or

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     (except for those whose powers and duties are to be specified only by the
     Board) the chief executive officer may specify. The Board and (except as aforesaid) the chief executive officer may, from time to time and subject to the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the
     Board or the chief executive officer otherwise directs.

5.11 AGENTS AND ATTORNEYS - The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such lawful powers (including the power to sub-delegate) as may be thought fit by the Board.

5.12 TERM OF OFFICE - The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise, each officer appointed by the Board shall hold office until a successor is appointed or such officer resigns from such office.

             ARTICLE 6 PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1  LIMITATION OF LIABILITY - Every director and officer of the Corporation in exercising the powers and discharging the duties of such position shall act honestly and in good faith with a view to the best interests of the
     Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the
     Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the
     Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on the part of such officer or director, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of such office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the Regulations thereunder or from liability for any breach thereof.

6.2  INDEMNITY -

     (a)  The Corporation shall indemnify a director or officer of the
          Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual

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          is involved because of that association with the Corporation or other entity;

     (b)  the Corporation may advance moneys to an individual referred to in subsection 6.2(a) for the costs, charges and expenses of a proceeding referred to in subsection 6.2(a), provided such individual agrees in advance, in writing, to repay the moneys if the individual does not fulfil the conditions of subsection 6.2(c);

     (c)  the Corporation may not indemnify an individual under subsection
          6.2(a) unless the individual:

          (i)  acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request; and

          (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual's conduct was lawful;

     (d)  the Corporation may also seek the approval of a court to indemnify an individual referred to in subsection 6.2(a), or advance monies under subsection 6.2(b), in respect of an action by or on behalf of the
          Corporation or other entity to procure a judgment in its favour, to which such individual is made a party because of the individual's association with the Corporation or other entity as described in subsection 6.2(a) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection 6.2(c); and

     (e)  despite subsection 6.2(a), an individual referred to in subsection
          6.2(a) is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Corporation or other entity as described in subsection 6.2(a), if the individual seeking indemnity:

          (i)   was not adjudged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

          (ii)  fulfils the conditions set out in subsection 6.2 (c).

6.3  INSURANCE - Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection
     6.2(a), against any liability incurred by the individual:

     (a)  in the individual's capacity as a director or officer of the
          Corporation; or

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     (b)  in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation's request.

                                ARTICLE 7 SHARES

7.1  ISSUE - Subject to the Act, the Articles and any Unanimous Shareholder
     Agreement, the Board may from to time issue, or grant options to purchase, the whole or any part of the authorized and unissued shares of the
     Corporation at such times and to such persons and for such consideration as the Board shall determine. No share shall be issued until it is fully paid as provided by the Act.

7.2  COMMISSIONS - The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.3  REGISTRATION OF TRANSFER - Subject to the Act, no transfer of shares shall be registered in a securities register except upon:

     (a)  presentation of the certificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the
          Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe,

     (b)  payment of all applicable taxes and any fees prescribed by the Board, not exceeding the prescribed amount provided for under the Act,

     (c)  compliance with such restrictions on transfer as are authorized by the
          Articles, and

     (d)  satisfaction of any lien referred to in section 7.5.

7.4  TRANSFER AGENTS AND REGISTRARS - The Board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

7.5  ENFORCEMENT OF LIEN - If the Articles provide that the Corporation shall have a lien on any share or shares registered in the name of a shareholder or a shareholder's legal representative for a debt of that shareholder to the Corporation, such lien may be enforced by any means permitted by law, and:

     (a)  where the shares are redeemable pursuant to the Articles, by redeeming such share or shares and applying the redemption price to the debt;

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     (b)  subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

     (c)  by selling the share or shares to any third party whether or not such party is at arms length to the Corporation, and including, without limitation, any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares; or

     (d)  by refusing to register a transfer of such share or shares until the debt is paid.

7.6  SHARE CERTIFICATES -

     (a)  Every holder of one or more shares of the Corporation shall be entitled, at the shareholder's option, to a share certificate that complies with the Act, or to a non-transferable written
          acknowledgement of the shareholder's right to obtain such a share certificate from the Corporation, stating the number and class of shares and the designation of any series that the certificate represents. Subject to the Act, share certificates and
          acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve.

     (b)  A share certificate shall be signed by at least one of the following persons, or the signature of at least one of the following persons shall be printed or otherwise mechanically reproduced on the share certificate:

          (i)  a director or officer of the Corporation; or

          (ii) a registrar, transfer agent or branch transfer agent of the
               Corporation or an individual on their behalf.

     (c)  If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the share certificate is valid as if the person were a director or an officer at the date of its issue.

     (d)  Unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent and/or a registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar.

7.7  REPLACEMENT OF SHARE CERTIFICATES - The Board or any officer or agent designated by the Board may in its or such person's discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

                                      -13-

7.8  JOINT SHAREHOLDERS - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipt for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.9  DECEASED SHAREHOLDERS - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                       ARTICLE 8 MEETINGS OF SHAREHOLDERS

8.1  ANNUAL MEETINGS - Subject to the Act, the annual meeting of shareholders shall be held on such day and at such time in each year as the Board may determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

8.2  SPECIAL MEETINGS - Subject to the Act, the Board may at any time call a special meeting of shareholders to be held on such day and at such time as the Board may determine.

8.3  PLACE OF MEETINGS - Subject to the Act, meetings of shareholders shall be held at such place within Canada as the directors shall determine or at any place outside Canada that may be specified in the Articles.

8.4  PARTICIPATION IN MEETING BY ELECTRONIC MEANS - Subject to the Act, any
     person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Regulations, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the
     Act to be present at the meeting.

8.5  MEETING HELD BY ELECTRONIC MEANS - If the Board or the shareholders of the
     Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Regulations, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.6  NOTICE OF MEETINGS - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 10.1 not less than 10 days nor more than 50 days before such meeting (or within such other time

                                      -14-

     limits as may be prescribed under the Act or the Regulations), to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

8.7  RECORD DATE FOR NOTICE - The Board may, within the prescribed period required under the Act or the Regulations, fix in advance a date as the record date for the purposes of determining shareholders entitled to receive notice of a meeting of shareholders and shareholders entitled to vote at a meeting of shareholders, provided that notice of any such record date is given within the prescribed period and in the manner provided under the Act or the Regulations, except where notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at close of business on the day the Board fixes such record date. If no record date is fixed by the Board, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the record date shall be the day on which the meeting is held.

8.8  LIST OF SHAREHOLDERS ENTITLED TO RECEIVE NOTICE - For each meeting of shareholders, the Corporation shall prepare an alphabetical list of its shareholders entitled to receive notice of a meeting showing the number of shares held by each shareholder,

     (a)  if a record date for such notice is fixed under section 8.7, not later than 10 days after that date, or

     (b)  if no record date is fixed, on the record date established under section 8.7.

     If a separate list is not prepared, the names of the shareholders entitled to receive notice of the meeting and the number of shares entitled to be voted thereat and held by them, respectively, as they appear in the securities register at the requisite time (excluding shares not entitled to be voted at the meeting), shall constitute the list prepared in accordance with this section.

8.9  EXAMINATION OF LIST - A shareholder may examine the list of shareholders:

     (a)  during usual business hours at the registered office of the
          Corporation or at the place where its central securities register is maintained; and

     (b)  at the meeting of shareholders for which the list was prepared.

8.10 WAIVER OF NOTICE - A shareholder or any other person entitled to attend a meeting of shareholders may, in any manner, waive notice of a meeting of shareholders. Attendance at a meeting of shareholders is a waiver of notice of the meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

                                      -15-

8.11 CHAIR, SECRETARY AND SCRUTINEERS - The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the Chairperson, managing director, president or a vice-president of the Corporation. If no such officer is present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote thereat shall choose a person from their number to be chair of the meeting. The Secretary of the
     Corporation shall be secretary of any meeting of shareholders, but if the
     Secretary of the Corporation is not present, the chair of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair of the meeting with the consent of the shareholders and persons entitled to vote at the meeting present at the meeting.

8.12 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to be present at a meeting of the shareholders shall be those shareholders entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under the Act, the
     Articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

8.13 QUORUM - The quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present or represented may, unless the by-laws otherwise provide, proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business. At such adjourned meeting the holders of shares carrying voting rights who are present or represented shall constitute a quorum thereat and may transact the business for which the meeting was originally called notwithstanding that such quorum is not present throughout the meeting.

8.14 RIGHT TO VOTE - A shareholder whose name appears on a list of shareholders prepared in accordance with section 8.8 or otherwise in accordance with the
     Act is entitled to vote the shares shown opposite such shareholder's name at the meeting to which such list relates.

8.15 PROXIES - A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by the shareholder's attorney authorized in writing. A proxy may be deposited with the Corporation in accordance with section 8.17 by telephone transmission of a facsimile of the proxy or by any other form of electronic or other communication facility if there is a record that the proxy has been sent.

                                      -16-

8.16 REVOCATION OF PROXIES - A shareholder may revoke a proxy

     (a)  by depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing

          (i)  at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used, or

          (ii) with the chair of the meeting on the day of the meeting or an adjournment thereof; or

     (b)  in any other manner permitted by law.

8.17 TIME FOR DEPOSIT OF PROXIES - The directors may specify in a notice calling a meeting of shareholders a time not exceeding 48 hours, excluding
     Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the secretary of the
     Corporation or the chair of the meeting or any adjournment thereof before the time of voting.

8.18 VOTES TO GOVERN - At any meeting of shareholders every question shall, unless otherwise required by the Act, the Articles, any Unanimous
     Shareholder Agreement, the by-laws or applicable law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote.

8.19 VOTING - Unless the Articles otherwise provide, each share of the
     Corporation entitles the holder thereof to one vote at a meeting of shareholders. Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

8.20 JOINT SHAREHOLDERS - If two or more persons hold a share or shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the share or shares in accordance with section 8.19; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

8.21 ELECTRONIC VOTING - Despite section 8.19, any vote referred to in section
     8.19 may be held in accordance with the Regulations, if any, entirely by means of a telephonic, electronic or other communication facility, if the
     Corporation makes available such a communication facility.

                                      -17-

8.22 VOTING WHILE PARTICIPATING ELECTRONICALLY - Any person participating in a meeting under sections 8.4 or 8.5 and entitled to vote at that meeting, may vote, in accordance with the Regulations, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

8.23 BALLOTS - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair of the meeting shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the
     Articles. The result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.24 ADJOURNMENTS - If a meeting of shareholders is adjourned for less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than 90 days, the
     Corporation is not required to comply with the Act with respect to the mandatory solicitation of proxies for such adjourned meeting.

8.25 RESOLUTION IN LIEU OF MEETING - Subject to the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders. Any such resolution may be signed in counterparts.

                         ARTICLE 9 DIVIDENDS AND RIGHTS

9.1  DIVIDENDS - Subject to the Act, the Articles and any Unanimous Shareholder
     Agreement, the Board may from time to time declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or, subject to the Act, may be paid in money or property.

9.2  DIVIDENDS AND OTHER AMOUNTS - A dividend or other amount payable in cash with respect to the outstanding shares of the Corporation may be paid by cheque drawn on a financial institution or by electronic means to or to the order of each registered holder of shares of the class or series in respect of which it is to be paid. Cheques may be sent by prepaid ordinary mail or delivered to such registered holder at such holder's address as recorded in the securities register of the Corporation, unless such holder has otherwise directed. In case of joint holders, a cheque or payment by electronic means shall, unless such joint holders have

                                      -18-

     otherwise directed, be made payable to the order of all such joint holders and if more than one address is recorded in the securities register of the
     Corporation in respect of such joint holding, the cheque shall be mailed or delivered to the first address so recorded or the amount paid by electronic means to the first address or account so recorded. The mailing or electronic delivery of such cheque or amount as aforesaid, unless the same is not paid on due presentation, or the payment of the dividend in such manner as directed by the registered holder, shall satisfy and discharge all liability for the dividends (or other amounts) for the sum represented thereby plus the amount of any tax, levy or duty which the Corporation was required to and did withhold.

9.3  NON-RECEIPT OF PAYMENT - In the event of non-receipt of any cheque or electronic payment by the person to whom it is sent as aforesaid, the
     Corporation shall issue to such person a replacement cheque or send again by electronic means, a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the
     Board may from time to time prescribe, whether generally or in any particular case.

9.4  RECORD DATE FOR DIVIDENDS AND RIGHTS - The Board may, within the prescribed period under the Act, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend or the record date for the purposes of determining persons entitled to the right to acquire securities. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date must be given within the prescribed period. Where no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or right to acquire securities shall be at the close of business on the day on which the resolution relating to such dividend or right to acquire is passed by the Board.

9.5  UNCLAIMED DIVIDENDS - Any dividend unclaimed after a period of six (6)
     years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                               ARTICLE 10 NOTICE

10.1 METHOD OF GIVING NOTICE -

     (a)  A notice or document required by the Act, the Regulations, the
          Articles or the by-laws to be sent to a shareholder or director of the
          Corporation may be sent by prepaid mail addressed to, or may be personally delivered to,

          (i)  the shareholder at the shareholder's latest address as shown in the records of the Corporation or its transfer agent; and

          (ii) the director at the director's latest address as shown in the records of the Corporation or in the last notice of directors or notice of change of directors filed under the Act.

                                      -19-

     (b)  A notice or document sent in accordance with section 10.1(a) to a shareholder or director of the Corporation is deemed to be received by such person at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at that time or at all.

10.2 NOTICE TO JOINT SHAREHOLDERS - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of the joint holders shall be sufficient notice to all of them.

10.3 COMPUTATION OF TIME - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included in such calculations.

10.4 UNDELIVERED NOTICES - If the Corporation sends a notice or document to a shareholder in accordance with section 10.1(a) and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

10.5 OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the
     Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.6 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to any share ( a "transferee"), shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives his or her title to such share prior to the transferee's name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which the transferee became so entitled) and prior to the transferee furnishing to the Corporation the proof of authority or evidence of the transferee's entitlement prescribed by the
     Act.

10.7 WAIVER OF NOTICE - Where a notice or document is required by the Act or the
     Regulations to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto.

     ENACTED: _____ day of ___________________________, 2006.

/s/ David Seton                            /s/ Erik Martin
----------------------------------------   -------------------------------------
Chairman                                   Corporate Secretary